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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DATA BROADCASTING CORPORATION

     The undersigned, being the President of DATA BROADCASTING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors held on November , 1999 a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED: That Article FOURTH of the Certificate of Incorporation be, and it hereby is, deleted in its entirety, and substituted in its place is the following:

             "The aggregate number of shares which the Corporation shall have authority to issue is two hundred and five million (205,000,000) shares, of which two hundred million (200,000,000) shares, par value one cent ($.01 per share, shall be designated at "Common Stock," and of which five million (5,000,000) shares, par value one cent ($.01) per share, shall be designated as "Preferred Stock".

          SECOND: That thereafter, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That the amendment was duly adopted in accordance with the provisions Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have duly signed this Certificate this 24th day of February, 2000.

                                          By: /s/ Mark Imperiale
                                            ------------------------------------
                                            Name:  Mark Imperiale
                                            Title:   President